Exhibit 99.1

OTC Markets Changes Status of MJ Holdings (MJNE) To Penny Stock Exempt

Las Vegas, NV., August. 24, 2022 (GLOBE NEWSWIRE-- MJ Holdings Inc., a Cannabis holding Company with 260 acres of outdoor growing potential, today announced it has been awarded “Penny Stock Exempt” status on www.otcmarkets.com in accordance with rules established by the U.S. Securities and Exchange Commission.

This means shares of MJ Holdings Inc common stock are no longer subject to limitations associated with “penny stocks” (stocks selling for less than $5.)

In addition, selling a “penny stock” involved additional scrutiny and paperwork such that it was very rare that brokerage firms, if any, would accept a “penny stock.” Effective 8/22/2022, OTC Markets has begun displaying MJNE as Penny Stock Exempt on OTC QB profile pages.

“This is a significant achievement for both the Company and its investors, and we are delighted to report this news. This was one of the major goals we set in our business plan and is another example of us executing on that plan and delivering value to our shareholders,” said Paris Balaouras, CCO and founder.

About MJ Holdings, Inc.

MJ Holdings Inc. (OTCQB: MJNE) is a highly diversified, publicly traded, cannabis holding company headquartered in the greater Las Vegas area. MJ Holdings currently provides cultivation management, licensing support, production management and asset and infrastructure development.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors”, copies of which may be obtained from the SEC’s website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Company Contact:

Roger Bloss, Chief Executive Officer

roger@mjholdingsinc.com

(702) 879-4440